Exhibit 23(a)





                       INDEPENDENT AUDITOR'S CONSENT



Koger Equity, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of Koger Equity, Inc. on Form S-8 of our report, dated March 4, 1994, which expresses an unqualified opinion and includes an explanatory paragraph relating to uncertainties pertaining to pending litigation and an indemnity agreement with certain former directors of Koger Properties, Inc.;
appearing in the Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 1993.



DELOITTE & TOUCHE

Jacksonville, Florida
July 13, 1994